UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2018

OCCIDENTAL PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2018, Occidental Petroleum Corporation (“Occidental”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which Occidental agreed to issue and sell to the Underwriters $1,000,000,000 aggregate principal amount of its 4.20% senior notes due 2048 (the “Notes”). The public offering price was 99.272% of the principal amount. The estimated net proceeds from the offering of approximately $983 million, after deducting underwriting discounts and estimated offering expenses, will be used to refinance the repayment of the $500 million aggregate principal amount of Occidental’s 1.50% senior notes due 2018, which matured on February 15, 2018 and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by Occidental and customary conditions to closing, indemnification obligations of Occidental and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Notes were issued pursuant to an Indenture, dated as of August 18, 2011, between Occidental and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), as supplemented by an Officers’ Certificate, dated March 2, 2018, setting forth the specific terms applicable to the Notes (the “Officers’ Certificate”). The Notes will bear interest at a rate of 4.20% per year. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018.

The Indenture contains covenants that limit the ability of Occidental and its consolidated subsidiaries to, among other things, create liens and enter into sale and leaseback transactions, and the ability of Occidental to merge, consolidate or transfer substantially all of its assets.

Occidental may redeem some or all of the Notes at any time or from time to time at the redemption prices set forth in the Notes.

The Notes were sold pursuant to Occidental’s automatic shelf registration statement on Form S-3 (Registration No. 333-205047) under the Securities Act. Occidental has filed with the Securities and Exchange Commission a final prospectus supplement, dated February 28, 2018, together with an accompanying prospectus, dated June 18, 2015, relating to the offering and sale of the Notes.

The foregoing description of the Underwriting Agreement, the Indenture, the Officers’ Certificate and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Indenture, the Officers’ Certificate and the form of the Note, which are filed herewith as Exhibits 1.1, 4.1, 4.2, and 4.3, respectively, and incorporated by reference herein.

In the ordinary course of their respective businesses, certain of the Underwriters and their respective affiliates have engaged, and may in the future engage, in commercial banking and investment banking transactions with Occidental and its affiliates, for which they have received and in the future may receive compensation. In addition, certain of the Underwriters and/or their affiliates are lenders and/or agents under Occidental’s revolving credit facility, and BNY Mellon Capital Markets, LLC, one of the Underwriters, is an affiliate of the trustee.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 28, 2018, by and between Occidental Petroleum Corporation and Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of August 18, 2011, between Occidental and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to the Current Report on Form 8-K of Occidental filed August 19, 2011, File No. 1-9210).

4.2	Officers’ Certificate of Occidental Petroleum Corporation dated March 2, 2018 establishing the 4.20% Senior Notes due 2048.

4.3	Form of 4.20% Senior Notes due 2048 (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION (Registrant)

March 2, 2018	By:	/s/ Jennifer M. Kirk
Jennifer M. Kirk
Vice President, Controller and
Principal Accounting Officer